VERTEX ENERGY, INC. S-3

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Vertex Energy, Inc., of our report dated March 3, 2020, relating to the consolidated financial statements, of Vertex Energy, Inc., appearing in the Annual Report on Form 10-K of Vertex Energy, Inc. for the year ended December 31, 2019.

We also consent to the reference to our Firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Ham, Langston & Brezina L.L.P.

Houston, Texas

May 6, 2020